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EXHIBIT 10.1


                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Employment Agreement ("Agreement") is entered into by and between AcuNetx, Inc. ("Company"), a Nevada corporation, and Ronald A. Waldorf ("Executive") (collectively, "Parties"), effective as of December 23, 2005 ("Effective Date").

                                   WITNESSETH

         WHEREAS, the Company desires to employ Executive, to assure itself of the continued services of Executive; and to have the Executive provide "best efforts" to support the growth and operations of the Company.

         WHEREAS, Executive desires to be employed by the Company under the terms and conditions herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

         1. EMPLOYMENT BY THE COMPANY. The Company hereby employs Executive to render exclusive and full-time services to the Company as President of its Eye Dynamics Division pursuant to the terms and conditions of this Agreement. Executive will report directly to the Chief Executive Officer. Executive will have the responsibilities, duties and authorities that are customarily associated with such positions. The Executive's supervisor or the Board of Directors may modify Executive's duties and objectives at its discretion from time to time.

         2. COMPENSATION. The Company agrees to pay Executive compensation including base salary, and bonuses, if any, as set forth in this Section 2 below.

                  2.1 SALARY. Executive's monthly base salary will be $12,500 (an annualized rate of $150,000) payable at such times as the Company's payroll obligations are normally paid.

                  Executive's base salary shall be automatically increased on each anniversary of the date of this Agreement by the Adjustment Percentage (as defined below) of the base salary applicable to the previous. As used herein, "Adjustment Percentage" means the percentage increase, if any, in the Consumer Price Index for Urban Wage Earners and Clerical Workers (Los Angeles-Long Beach-Anaheim), as published by the Bureau of Labor Statistics of the U.S. Department of Labor, over the preceding twelve (12) months.

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         In addition, Executive's salary will be reviewed annually by the
Compensation Committee of the Board. The Compensation Committee shall advise the Board of its review and make recommendations concerning Executive's ongoing compensation for the consideration of the entire Board, it being contemplated that increases in Executive's salary will generally keep pace with increases in the salaries of other executive officers of the Company.

                  2.2 BENEFITS. The Company also agrees to provide Executive with benefits consistent with Company policy and practice for its Executives. The Compensation Committee of the Board will establish an Executive Benefit Plan, consistent with the financial circumstances of the Company. Such benefits may include health, life and disability insurance, 401(k) plans, etc.

                  2.3 EXPENSES. Executive is authorized to incur reasonable expenses for promoting the business of the Company, including expenses for entertainment, travel and similar items. The Company shall reimburse Executive for all such expenses on the presentation by Executive of itemized accounts of such expenditures in accordance with guidelines set forth by the Internal Revenue Service.

                  2.4 EQUITY INCENTIVE. Executive will be granted 1.3 million shares of Common Stock (the "Bonus Shares") as a stock bonus, which will vest at the rate of 33% per year on each anniversary of the date of this Agreement.

                  2.5 TERMINATION. In the event of a change of control, whether through merger, acquisition, or hostile takeover, all of the Bonus Shares shall immediately vest. Further, the Bonus Shares will be subject to the following:

                  a. If Executive's employment is terminated by the Company other than "for Cause" as defined herein, then all of the Bonus Shares shall vest immediately.

                  b. If Executive's employment by the Company is terminated by the Company "for Cause" as defined in this Agreement, or if Executive voluntarily terminates his employment, then all unvested Bonus Shares shall be cancelled

         3. NON-COMPETITION AND CONFIDENTIALITY.

                  a. NON-COMPETITION. The Company and Executive acknowledge and agree that Executive's services are of a special and unusual character which have a unique value to the Company, the loss of which cannot be adequately compensated by damages in an action at law and if used in competition with the Company, could cause serious harm to the Company. Accordingly, Executive agrees that during the term of this Agreement and for a period of 12 months after the termination of this employment by the Company, irrespective of the reason for such termination, Executive will not (1) enter into any agreement with or


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directly or indirectly solicit or attempt to solicit any employee or other representatives of the Company (the "Company") for the purpose of causing them to leave the Company to take employment with any other business entity, or (2) compete, directly or indirectly, with the Company in any way and that Executive will not act as an officer, director, employee, consultant, shareholder, lender or agent of any entity engaged in any business of the same nature as, or in competition with, the business in which the Company is now engaged, was engaged during Executive's employment or is engaged at the time of Executive's termination of employment, except for the ownership of less than five percent (5%) of the outstanding capital stock of a publicly traded company.

                  b. CONFIDENTIALITY.

                           (1) Executive acknowledges that in Executive's
employment hereunder, Executive will be making use of, acquiring and adding to the Company's trade secrets and its confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to, the Company's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, lists of clients and prospective clients and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used and preferred by the Company's clients and the fees paid by such clients, all of which shall be deemed to be confidential information. Executive acknowledges that such confidential information has been and will continue to be of central importance to the business of the Company and that disclosure of it to or its use by others could cause substantial loss to the Company. In consideration of employment by the Company, Executive agrees that during the Initial Term and any renewal term of this Agreement and upon and after leaving the employ of the Company for any reason whatsoever, Executive shall not, for any purpose whatsoever, directly or indirectly, divulge or disclose to any person or entity any of such confidential information which was obtained by Executive as a result of the Executive's employment with the Company or any trade secrets of the Company, but shall hold all of the same confidential and inviolate.

                           (2) All contracts, agreements, financial books,
records, instruments and documents; client lists; memoranda; data; reports; programs; software, tapes; Rolodexes; telephone and address books; letters; research; card decks; listings; programming; and any other instruments, records or documents relating or pertaining to clients serviced by the Company or Executive, the services rendered by Executive, or the business of the Company (collectively, the "Records") shall at all times be and remain the property of the Company. Upon termination of this Agreement and Executive's employment under this Agreement for any reason whatsoever, Executive shall return to the Company all Records (whether furnished by the Company or prepared by Executive), and Executive shall neither make nor retain any copies of any of such Records after such termination.

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                           (3) All inventions and other creations, whether or
not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, computer programs, manuals and related materials, made or conceived in whole or in part by Executive while employed by the Company and within six months thereafter, which relate in any manner whatsoever to the business, existing or proposed, of the Company or any other business or research or development effort in which the Company or any of its subsidiaries or affiliates engages during Executive's employment by the Company will be disclosed promptly by Executive to the Company and shall be the sole and exclusive property of the Company. All copyrightable works created by Executive and covered by this Section 3b(3) shall be deemed to be works for hire. Executive shall cooperate with the Company in patenting or copyrighting all such inventions, ideas, reports and other creative works, shall execute, acknowledge, seal and deliver all documents tendered by the Company to evidence its ownership thereof through the world, and shall cooperate with the Company obtaining, defending and enforcing its rights therein.

                  c. CERTAIN CLAIMS UPON TERMINATION. Executive understands that if within one year prior to the termination of Executive's employment with the Company, Executive has either (i) committed an act of theft, dishonesty, gross dereliction of duty, fraud, embezzlement, misappropriation, or breach of fiduciary duty against the Company or any other act of comparable misconduct against the Company; or (ii) breached any of his obligations under this Agreement, then the Company shall have the right to purchase any or all shares of Common Stock of the Company owned by Executive at the time of such termination for a purchase price equal to the amount that Executive paid for such shares, together with interest thereon at a rate of ten percent (10%) per annum. If the Company desires to exercise such right, it shall notify Executive within 60 days after the date of such termination and Executive shall tender the shares being purchased by the Company at the time and place designated in such notice from the Company upon receipt of the purchase price for such shares. If Executive fails to tender such shares, the shares shall be deemed to be canceled as of the date the Company tenders payment of the purchase price thereof.

                  d. ENFORCEABILITY. In the event of the breach of the covenants contained in this Section 3, it is understood that damages will be difficult to ascertain and the Company may petition a court of law or equity for injunctive relief in addition to any other relief which the Company may have under the law, this Agreement or any other agreement executed in connection herewith. In connection with the bringing of any legal or equitable action for the enforcement of this Agreement, the Company shall be entitled to recover, whether the Company seeks equitable relief, and regardless of what relief is afforded, such reasonable attorneys' fees and expenses as the Company may incur in prosecution of the Company's claim for breach hereof.

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         It is hereby agreed that the provisions of this Section 3 are separate and independent from the other provisions of this Agreement, that these provisions are specifically enforceable by the Company notwithstanding any claim by Executive that the Company has violated or breached this Agreement or any claim that Executive is entitled to any offset or compensation.

         To induce the Company to enter into this Agreement, Executive represents and warrants to the Company that Section 3 of this Agreement is enforceable by the Company in accordance with its terms.

         Company acknowledges and Executive agrees that legitimate disputes may arise as a result of these provisions. Therefore, the Parties agree that attempts to resolve these disputes concerning this section 3 will be subject to
Section 8: Dispute Resolution of this agreement.

         The parties hereto agree that to the extent that any provision or portion of Section 3 of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable by a court of competent jurisdiction, then any such provision or portion thereof shall be deemed to be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by applicable law; and the parties hereto do further agree that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize, request and empower any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

         4. ADDITIONAL ACTIVITIES. Executive agrees that during the period of his employment by the Company, he will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. Executive may manage his own personal investments and participate in professional, community, and public service activities, to the extent that such activities do not interfere with the performance of his obligations to the Company.

         Executive agrees that during the period of his employment by the Company, without first obtaining the express written consent of the Company, he will not: (a) own more than five percent (5%) of the issued and outstanding stock in any publicly traded company and/or (b) have any financial interest in any privately held company if such publicly traded or privately held company is or becomes a competitor of the Company. Executive will have fifteen (15) days following written notice from the Company that he is in breach of (a) or (b) in which to cure such breach.

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         5. TERMINATION OF EMPLOYMENT. Executive and the Company each acknowledge that either Party has the right to terminate Executive's employment with the Company at any time for any reason whatsoever, with or without cause or advance notice, subject to the provisions below.

                  5.1. TERMINATION FOR CAUSE. The Company will have the right to terminate Executive's employment with the Company at any time for "cause". "Cause" for termination will mean only: (i) Executive has committed any material act of embezzlement, fraud and/or is convicted of a felony; (ii) Executive engages in unfair competition with the Company or willfully breaches his obligations under this Agreement; (iii) Executive causes material damage to the Company through intentional misconduct or gross neglect of the duties customary to his office or (iv) Executive breaches his fiduciary duty to the Company. No activity or inactivity covered by items (ii), (iii) or (iv) will be deemed to be "cause" unless the company has notified Executive of such activity or inactivity in writing and Executive has failed to cure the same within fifteen (15) days.

                  In the event Executive's employment is terminated at any time with cause, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation, but he will be entitled to compensation, benefits and un-reimbursed expenses accrued through the date of termination.

                  5.2. TERMINATION WITHOUT CAUSE. The Company will have the right to terminate Executive's employment with the Company at any time without cause. In the event Executive's employment is terminated at any time without cause, the Company will pay Executive his severance in the form of a continuation of the base salary in effect at time of termination, less standard payroll deductions and withholdings, and insurance benefits for the remaining term of this Agreement.

                  5.3. VOLUNTARY TERMINATION. Executive may voluntarily terminate his employment with the Company at any time, after which no further compensation will be paid to Executive. To permit the Company to make arrangements to fill the vacancy created by Executive's departure, Executive agrees to give the Company thirty (30) days advance notice of any intended resignation. In the event Executive voluntarily terminates his employment, he will not be entitled to severance pay, pay in lieu of notice or any other such compensation, but he will be entitled to all compensation, benefits and un-reimbursed expenses accrued through the date of termination.

         6. NOTICES. All notices, requests, consents and other communications ("Notice"), required or permitted to be given hereunder will be in writing and will be deemed to have been duly given if personally delivered or delivered by registered or certified mail (return receipt requested), or private overnight mail (delivery confirmed by such service), to the following addresses, or to such other address as either Party designates by notice in writing to the other in accordance herein:

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         IF TO THE COMPANY:
         ------------------

         1000 S. McCaslin Blvd.
         Suite 300
         Superior, CO 80027

         IF TO EXECUTIVE:
         ----------------
         At such address provided to the Company by him in writing

         7. GOVERNING LAW, PERSONAL JURISDICTION AND EXCLUSIVE FORUM. This Agreement was entered into in the State of Colorado and the parties agree and intend that it be construed and enforced in accordance with the laws of the State of Colorado. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in the State of Colorado for any lawsuit filed against Executive by the Company arising from or related to this Agreement. Any controversy arising out of or relating to this Agreement or the breach thereof, or any claim or action to enforce this Agreement or portion thereof, or any controversy or claim requiring interpretation of this Agreement must be brought in a forum located within the County of Denver State of COLORADO. No such action may be brought in any forum outside the County of Denver, State of Colorado. Any action brought in contravention of this paragraph by one party is subject to dismissal at any time and at any stage of the proceedings by the other, and no action taken by the other in defending, counter claiming or appealing shall be construed as a waiver of this right to immediate dismissal. A party bringing an action in contravention of this paragraph shall be liable to the other party for the costs, expenses and attorney's fees incurred in successfully dismissing the action or successfully transferring the action to a forum located within the State of Colorado.

         8. DISPUTE RESOLUTION. Company and Executive agree that legal proceedings should not necessarily be the first course of action should disputes arise concerning elements of the Agreement. Accordingly, the Company and Executive agree that if any disputes arise regarding this Agreement that are not resolved through negotiation, the parties shall first submit such disputes to non-binding mediation through a mutually agreed upon mediator or if such cannot be agreed upon, each party will choose a mediator and both such mediators shall choose a third mediator and all three mediators shall determine the dispute. If either party is not satisfied with the decision of the mediator(s), the parties will then submit such disputes to non-binding arbitration through the JAG office in Denver, Colorado and if either party is not satisfied with the arbitration decision, then such party may bring an action in Denver District Court, Denver, Colorado which shall have exclusive jurisdiction regarding such dispute. The prevailing party in either mediation, arbitration or in court shall have the right to receive its attorney's fees and court costs regarding such action and the award of such fees and costs will be binding upon all parties.

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         8. GENERAL.

                  8.1. ENTIRE AGREEMENT. This Agreement sets forth the complete, final and exclusive embodiment of the entire agreement between Executive and the Company with respect to the subject matter hereof. This Agreement is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties, representations or agreements. This Agreement may not be amended or modified except in a written instrument signed by Executive and a duly authorized officer or director of the Company.

                  8.2. SEVERABILITY. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, then the remaining terms and provisions will be unimpaired. Such court will have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

                  8.3. SUCCESSORS AND ASSIGNS. This Agreement will bind the heirs, personal representatives, successors, assigns, executors and administrators of each Party, and it will inure to the benefit of each Party, and his or its heirs, successors and assigns. However, because of the unique and personal nature of Executive's duties under this Agreement, Executive may not delegate the performance of his duties under this Agreement.

                  8.4. HEADINGS. The section headings contained herein are for reference purposes only and will in no way affect the meaning or interpretation of this Agreement.

                  8.5. COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in two (2) counterparts, each of which will be deemed an original, all of which together will constitute one and the same instrument. A facsimile signature shall be deemed an original signature for all purposes.



                           [SIGNATURE PAGE TO FOLLOW]


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IN WITNESS WHEREOF, the Parties have duly authorized and caused this Agreement to be executed as follows:




                                                    ACUNETX, INC.

EXECUTIVE                                           By: Terry Knapp

By:/s/ Ronald A. Waldorf

                                                    Name(print): Terry Knapp

Name(print):Ronald A. Waldorf                       Title: President




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